UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	98-0454144
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

800 Gessner, Suite 200
Houston , Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant’s telephone number, including area code

Suite 2015, 600 Leopard Street, Corpus Christi, Texas 78401
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2011, Strategic American Oil Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with CW Navigation, Inc., KD Navigation, Inc. and KW Navigation, Inc., each a Texas corporation (the “Sellers”), and SPE Navigation I, LLC, a private Nevada limited liability company (“SPE”), to acquire SPE. The material assets of SPE consist of certain oil and gas working interests in and to four producing oil and gas fields located in Galveston Bay, Texas, together with one million shares of Hyperdynamics Corporation (NYSE: HDY).

Pursuant to the Agreement, the Sellers have agreed to sell to the Company all of the outstanding membership interests in SPE for a total purchase price of 95,000,000 restricted common shares of the Company. The Company anticipates that the closing will occur within a week from the execution of the Agreement.

CW Navigation, Inc. is owned 100% by the brother-in-law of Jeremy Driver, the Company’s Chief Executive Officer and a director. KD Navigation, Inc. is owned 100% by Mr. Driver’s wife. KW Navigation, Inc. is owned 100% by Mr. Driver’s sister-in-law.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description

10.1	Purchase and Sale Agreement executed September 20, 2011

99.1	Press Release dated September 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION

Date: September 22, 2011	/s/ Jeremy Driver
	Name:	Jeremy Driver
	Title:	Chief Executive Officer and a director